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DELOITTE(R)

                                                         DELOITTE & TOUCHE LLP
                                                         400 One Financial Plaza
                                                         120 South Sixth Street
                                                         Minneapolis, MN 55402
                                                         USA
April 12, 2007
                                                         Tel: +1 612 397 4000
                                                         Fax: +1 612 397 4450
                                                         www.deloitte.com

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Synovis Life Technologies, Inc.'s Form 8-K dated April 11, 2007, and have the following comments:

         1. We agree with the statements made in the first, second, and fourth paragraphs.

         2. We have no basis on which to agree or disagree with the statements made in the third paragraph.


Yours truly,


/s/ Deloitte & Touche LLP